Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Monday, September 24, 2007

(713) 651-4300

KEY ENERGY FILES 2007 QUARTERLY REPORTS

AND WILL LIST ON THE NEW YORK STOCK EXCHANGE

HOUSTON, TX, September 24, 2007 — Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that it has filed its Quarterly Reports on Form 10-Q for the March 2007 and June 2007 quarters with the Securities and Exchange Commission.  The Company also announced that it has submitted its listing application to the New York Stock Exchange, and the Company anticipates that its common stock will commence trading on the New York Stock Exchange under the symbol “KEG” on October 3, 2007.  Until then, the Company will continue to be quoted on the Pink Sheets Electronic Quotation Service under the symbol “KEGS”.

Dick Alario, Key’s Chairman and CEO, stated, “Now that Key has achieved its objective to restate its financials and become current in its required SEC reporting, I believe our Company is uniquely poised to benefit from the strong fundamentals that currently exist in the energy industry.  Our upcoming listing on the NYSE is the final chapter in a turnaround that has strengthened Key in ways few corporations will ever experience, and now we set forth to fully restore confidence from the investment community through transparency and visibility.”

Mr. Alario continued, “I extend my profound thanks to our employees, senior management, the Board of Directors, our independent public accountants and the consultants and advisors that worked tirelessly to navigate through the numerous issues we faced, and to our customers and patient shareholders that supported us. It’s a great day for all of us, and now we turn our full efforts to executing our strategy to grow Key Energy Services, taking full advantage of the Company’s superior footprint and unique customer offerings.”

1301 McKinney Street, Suite 1800, Houston, TX 77010

Conference Call

The Company will hold an investor conference call today at 10:00am EDT.  To access the call, which is open to the public, please call the conference call operator at the following number: (888) 794-4637 and ask for the “Key Energy Conference Call.” International callers should dial (706) 679-7045. The conference call will also be available on the web. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available beginning at 3:00pm EDT today and will be available for one week. To access the replay, please call (800) 642-1687. The access code for the replay is 17791693.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to complete its new capital investment plan, including that it will be unable to complete acquisitions and integrate acquired operations and that it will be unable to secure new debt financing on acceptable terms and conditions in order to enable it to complete acquisitions or repurchase stock; possible legal consequences of failure to file compliant SEC filings for 2003, 2004 and 2005;  possible additional tax liabilities as a result of the restatement of financial results; risks that the Company’s efforts to remediate internal control and accounting deficiencies will not be effective;  possible risks that the preliminary settlement of class action and derivative litigation will not be completed; on-going financial impact of litigation with former officers; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases, possible over supply of new rigs coming into the market and weather risk; and risks that the Company will be unable to achieve budgeted financial targets and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease.  Readers should also refer to the section entitled “Risk Factors” in the 2006 Annual Report on Form 10-K filed August 13, 2007 for a discussion of risks to which the Company is subject.  Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.